Exhibit 32.2



                                  CERTIFICATION


Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



May 12, 2005                    By /s/ Harry N. Stout
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  (Date)                               Harry N. Stout
                                       President